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                                                                    EXHIBIT 10.7



                            COLLECTORS UNIVERSE, INC.

                            INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT is made as of ___________ __, 1999, between COLLECTORS UNIVERSE, INC., a Delaware corporation (the "Company"), and _________________ ("Indemnitee"), an officer and/or member of the Board of Directors of the Company.

WHEREAS, the Company desires the benefits of having Indemnitee serve as an officer and/or director secure in the knowledge that expenses, liability and losses incurred by him in his good faith service to the Company will be borne by the Company or its successors and assigns in accordance with applicable law; and

WHEREAS, the Company desires that Indemnitee resist and defend against what Indemnitee may consider to be unjustified investigations, claims, actions, suits and proceedings which have arisen or may arise in the future as a result of Indemnitee's service to the Company notwithstanding that conditions in the insurance markets may make directors' and officers' liability insurance coverage unavailable or available only at premium levels which the Company may deem inappropriate to pay; and

WHEREAS, the parties believe it appropriate to memorialize and reaffirm the Company's indemnification obligations to Indemnitee and, in addition, set forth the indemnification agreements contained herein;

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:

        1. Indemnification. Indemnitee shall be indemnified and held harmless by the Company to the fullest extent permitted by its Certificate of Incorporation, Bylaws and applicable law, as the same exists or may hereafter be amended, against all expenses, liability and loss (including attorneys' fees, judgments, fines, and amounts paid or to be paid in any settlement approved in advance by the Company, such approval not to be unreasonably withheld) (collectively, "Indemnifiable Expenses") actually reasonably incurred or suffered by Indemnitee in connection with any present or future threatened, pending or contemplated investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (collectively, "Indemnifiable Litigation"), (i) to which Indemnitee is or was a party or is threatened to be made a party by reason of any action or inaction in Indemnitee's capacity as a director or officer of the Company, or (ii) with respect to which Indemnitee is otherwise involved by reason of the fact that Indemnitee is or was serving as a director, officer, employee or agent of the Company, or of any subsidiary or division, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Notwithstanding the foregoing, Indemnitee shall have no right to indemnification for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities and Exchange Act of 1934, as amended.

        2. Interim Expenses. The Company agrees to pay Indemnifiable Expenses incurred by Indemnitee in connection with any Indemnifiable Litigation in advance of the final disposition thereof, provided that the Company has received an undertaking by or on behalf of Indemnitee, substantially in the form attached hereto as Exhibit A, to repay the amount so advanced to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company under this Agreement or otherwise.



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        3. Trust Fund.

               (a) The Company may, but is not obligated to, establish a trust (the "Trust") to fund certain of its obligations under this Agreement and similar agreements with other directors and/or officers (collectively, including Indemnitee, the "Beneficiaries"). Therefore, in such event, in addition to Indemnitee's rights under this Indemnification Agreement and any applicable insurance policy, Indemnitee shall also have the right to seek indemnification payments from the trustee (the "Trustee") of any such trust that may be established hereafter in accordance with the terms of this Agreement and of the trust agreement.

               (b) All communications or demands made by and among the Trustee and the Beneficiaries of any such Trust are to be made through the individual designated as the Beneficiaries' Representative. As of the date of this Agreement, a Trust has not been established, nor has a Beneficiaries' Representative been designated. The Beneficiaries' Representative shall be designated and may be changed from time to time and at any time upon agreement of two-thirds of the Beneficiaries at such time.

        4. Procedure for Making Demand. In order to receive his rights to be indemnified under this Agreement, including rights to receive advance payments as set forth in Paragraph 2, Indemnitee shall make demand upon the Company to honor its indemnity obligations and pay the Indemnifiable Expenses. If the Company fails to do so within fifteen (15) days, the Indemnitee shall then have the right and obligation to make demand under any applicable policy of directors' and officers' liability insurance then in effect upon the insurance company (the "Insurance Company") issuing such policy. If Insurance Company fails to pay the demand within fifteen (15) days, then, if a Trust shall have been established, the Indemnitee, through the Beneficiaries' Representative, shall then be entitled and obligated to make demand upon the Trustee of the Trust for such payment. Indemnitee shall not be required to institute a lawsuit or take other actions against the Company, Insurance Company or any insurer to recover the unpaid amount prior to the Beneficiaries' Representative making a demand and receiving payment from the Trustee on his behalf, but the Beneficiaries' Representative shall deliver a certificate to the Trustee at the time of payment of each distribution from the Trust certifying that no part of such payment has been previously received from the Company or any insurer.

        5. Failure to Indemnify.

               (a) If a claim under this Agreement, or any statute, or under any provision of the Company's Certificate of Incorporation or Bylaws providing for indemnification, is not paid in full by the Company, Insurance Company or, if the Trust Fund shall have been established, by the Trustee, within forty-five
(45) days after a written request for payment thereof has been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, Indemnitee shall also be entitled to be paid for the expense (including attorneys' fees) of bringing such action.

               (b) It shall be a defense to such action (other than an action brought to enforce a claim pursuant to Section 2 hereof for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standard of conduct which makes it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company and Indemnitee shall be entitled to receive interim payments of interim expenses pursuant to Section 2 hereof unless and until such defense may be finally adjudicated by court order or judgment from which no further right of



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appeal exists. It is the parties' intention that if the Company contests
Indemnitee's right to indemnification, the question of Indemnitee's right to indemnification shall be for the court to decide, and neither the failure of the Company (including its board of directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its board of directors, any committee or subgroup of the board of directors, independent legal counsel, or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

        6. Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 4 thereof, the Company has director and/or officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

        7. Retention of Counsel.

               (a) Whether Indemnitee is seeking payment of Indemnifiable Expenses directly from the Company or from the Trustee of a Trust, the Indemnitee or, if the Trust Fund shall have been established, then the Beneficiaries' Representative, shall have the right and obligation on behalf of Indemnitee and other Beneficiaries, in the case of the Beneficiaries' Representative, to (i) seek counsel to represent Indemnitee with respect to any matter subject to indemnification and payment hereunder; (ii) coordinate the defense of any such matter; and (iii) approve the fees and other expenses of such counsel.

               (b) Notwithstanding the foregoing, Indemnitee may retain different counsel than the other Indemnitees or Beneficiaries, or may incur expenses not shared in common with the other Indemnitees or Beneficiaries, in connection with any Indemnifiable Litigation if in the reasonable judgment of Indemnitee there may be legal defenses available to him which are different from or additional to those available to the other Indemnitees or Beneficiaries and, as a consequence, an actual or potential conflict of interest with the other Indemnitees or Beneficiaries exists. If the Trust Fund shall have been established, Indemnitee must obtain the prior written approval of the Beneficiaries' Representative to retain such counsel, which consent shall not be unreasonably withheld. In the event that the Beneficiaries' Representative withholds such consent, Indemnitee shall then have the right to seek approval for such separate counsel from the Trustee, which approval shall not be unreasonably withheld. Nothing contained herein shall prohibit Indemnitee from retaining other counsel at Indemnitee's own expense.

        8. Successors. This Agreement establishes contract rights which shall be binding upon, and shall inure to the benefit of, the successors, assigns, heirs and legal representatives of the parties hereto.

        9. Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company may be required in the future to undertake to the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee, and, in that event, the Indemnitee's rights and the Company's obligations hereunder shall be subject to that determination.



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        10. Contract Rights Not Exclusive. The contract rights conferred by this
Agreement shall be in addition to, but not exclusive of, any other right which Indemnitee may have or may hereafter acquire under any statute, provision of the Company's Certificate of Incorporation or Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise.

        11. Indemnitee's Obligations. The Indemnitee shall promptly advise the Company in writing of the institution of any investigation, claim, action, suit or proceeding which is or may be subject to this Agreement and keep the Company generally informed of, and consult with the Company with respect to, the status of any such investigation, claim, action, suit or proceeding. Notices to the Company shall be directed to Collectors Universe, Inc., 1936 E. Deere Street, Suite 100 Santa Ana, CA 92705, Attn: President (or other such address as the Company shall designate in writing to Indemnitee). Notice shall be deemed received three days after the date postmarked if sent by certified or registered mail, properly addressed. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

        12. Attorneys' Fees. In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys' fees, incurred by Indemnitee with respect to such action, unless as a part of such action, a court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement, or to enforce or interpret any other terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys' fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee's counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee's material defenses to such action were made in bad faith or were frivolous.

        13. Severability. Should any provision of this Agreement, or any clause thereof, be held to be invalid, illegal or unenforceable, in whole or in part, the remaining provisions and clauses of this Agreement shall remain fully enforceable and binding on the parties.

        14. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether of not similar) nor shall such waiver constitute a continuing waiver.

        15. Choice of Law. The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

INDEMNITEE                                  COLLECTORS UNIVERSE, INC.

_____________________________               By:_________________________________
                                               Its:



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                                    EXHIBIT A

                              UNDERTAKING AGREEMENT

This AGREEMENT is made as of _______________, 1999, between COLLECTORS UNIVERSE, INC., a Delaware corporation (the "Company") and ______________, a member of the board of directors and/or an officer of the Company ("Indemnitee").

WHEREAS, Indemnitee may become involved in investigations, claims, actions, suits or proceedings which have arisen or may arise in the future as a result of Indemnitee's service to the Company; and

WHEREAS, Indemnitee desires that the Company pay any and all expenses (including, but not limited to, attorneys' fees and court costs) actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in defending or investigating any such suits or claims and that such payment be made in advance of the final disposition of such investigations, claims, actions, suits or proceedings to the extent that Indemnitee has not been previously reimbursed by insurance; and

WHEREAS, the Company is willing to make such payments but, in accordance with the Bylaws of the Company and Section 145 of the General Corporation Law of the State of Delaware, the Company may make such payments only if it receives an undertaking to repay from Indemnitee; and

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

        1. In regard to any payments made by the Company to Indemnitee pursuant to the terms of the Indemnification Agreement dated as of September __, 1999, between the Company and Indemnitee, Indemnitee hereby undertakes and agrees to repay to the Company any and all amounts so paid promptly and in any event within thirty (30) days after the disposition, including any appeals, of any litigation or threatened litigation on account of which payments were made, but only to the extent that Indemnitee is ultimately found not to be entitled to be indemnified by the Company under the Bylaws of the Company and Section 145 of the General Corporation Law of the State of Delaware, or other applicable law.

        2. This Agreement shall not affect in any manner rights which Indemnitee may have against the Company, any insurer or any other person to seek indemnification for or reimbursement of any expenses referred to herein or any judgment which may be rendered in any litigation or proceeding.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first above written.

INDEMNITEE                                  COLLECTORS UNIVERSE, INC.

_____________________________               By:_________________________________
                                               Its:



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